UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2007

AMERICA’S CAR-MART, INC.
(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

802 SE Plaza Avenue, Suite 200, Bentonville, Arkansas 72712
 (Address of principal executive offices, including zip code)

(479) 464-9944
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 27, 2007, America’s Car-Mart, Inc., a Texas corporation (the “Company”) entered into new employment agreements with all of its named executive officers, other than Tilman J. Falgout, III.  However, the Company amended the change in control provisions contained in Mr. Falgout’s employment agreement to be identical to the new employment agreements and made certain revisions to comply with Section 409A of the Internal Revenue Code. The new employment agreements and the amendment were approved by the Company’s compensation committee.

Each of the new employment agreements contains an agreement not to compete, which covers the term of employment and one year thereafter, a covenant against the solicitation of employees and customers, which covers the term of employment and one year thereafter, a provision against the use and disclosure of trade secrets, which covers the term of employment and an indefinite period thereafter, and a provision against the use and disclosure of confidential information, which covers the term of employment and two years thereafter.

William H. Henderson.  Pursuant to his new employment agreement, Mr. Henderson agreed to serve as a senior executive officer of the Company’s operating subsidiary for a term ending on April 30, 2010.  Mr. Henderson is entitled to an annual salary of $300,000, or such higher annual salary approved by the Company’s board of directors.  Mr. Henderson has the right to participate in any operating subsidiary 401(k) profit sharing plan, as well as the medical and life insurance programs offered by the Company’s operating subsidiary.  In addition, Mr. Henderson is entitled to earn an annual bonus during the term beginning May 1, 2007 and ending April 30, 2010.  Such bonus will range between $40,000 to $60,000 per fiscal year, be based upon the Company’s “economic profit per share,” and depend on the Company attaining a minimum of 85% of its projected economic profit, in which case a $40,000 bonus would be paid, and will increase ratably up to 115% of our projected economic profit, in which case a $60,000 bonus would be paid.

Pursuant to his new employment agreement, Mr. Henderson will receive 40,000 shares of the Company’s restricted common stock pursuant to America’s Car-Mart, Inc.’s Stock Incentive Plan (the “Incentive Plan”), which shares will vest in equal increments each year during the term of the employment agreement.  The restricted stock award will be made on the date of the 2007 annual meeting of stockholders, subject to approval by the Company’s stockholders of the proposed amendment to the Incentive Plan.  In addition, the Company is required to make a cash payment to Mr. Henderson in an amount equal to 32% of the fair market value of such restricted shares on the respective vesting dates to defray taxes.

Mr. Henderson will also receive, pursuant to the 2007 Stock Option Plan of America’s Car-Mart, Inc. (the “2007 Plan”), non-qualified stock options to purchase 180,000 shares of the Company’s common stock, with vesting of such options subject to the attainment of the Company’s projected economic profit per share over the three fiscal years ending April 30, 2010.  If the Company attains 115% or 100% of its projected economic profit per share, 180,000 or 150,000 options will vest, respectively.  No options will vest unless the Company attains at least 85% of the applicable fiscal year’s projected economic profit per share; provided, however, “give-backs and claw-backs” will apply to the vesting of the options.  For example, if the Company attains 70% of its projected economic profit per share in year one and then attains 120% of the projection in year two, Mr. Henderson will receive 94% of the two year total of options.  Also, if the Company attains 90% and 75% of projected economic profit per share in year one and two, respectively, then the options vested in year one would be forfeited after year two since the two-year average is less than 85%.  The stock option award will be made on the date of the 2007 annual meeting of stockholders, subject to approval by the Company’s stockholders of the 2007 Plan.

Pursuant to the terms of his employment agreement, if the Company terminates Mr. Henderson without cause and not in connection with a change in control, Mr. Henderson’s base salary will continue to be payable through the term of the employment agreement, Mr. Henderson will be paid, within 60 days after termination, the pro rata portion of any bonus earned through the date of termination, and all unvested restricted stock and stock options will immediately vest in full without regard to the achievement of any applicable performance goals.

Eddie L. Hight.  Pursuant to his new employment agreement, Mr. Hight agreed to serve as a senior executive officer of the Company’s operating subsidiary for a term ending on April 30, 2010.  Mr. Hight is entitled to an annual salary of $185,000, or such higher annual salary approved by the Company’s board of directors.  Mr. Hight has the right to participate in any operating subsidiary 401(k) profit sharing plan, as well as the medical and life insurance programs offered by the Company’s operating subsidiary.  In addition, Mr. Hight is entitled to earn an annual bonus during the term beginning May 1, 2007 and ending April 30, 2010.  Such bonus will range between $24,000 to $36,000 per fiscal year, be based upon the Company’s “economic profit per share,” and depend on the Company attaining a minimum of 85% of its projected economic profit, in which case a $24,000 bonus would be paid, and will increase ratably up to 115% of the Company’s projected economic profit, in which case a $36,000 bonus would be paid.

Pursuant to his new employment agreement, Mr. Hight will receive 25,000 shares of the Company’s restricted common stock pursuant to the Incentive Plan, which shares will vest in equal increments each year during the term of the employment agreement.  The restricted stock award will be made on the date of the 2007 annual meeting of stockholders, subject to approval by the Company’s stockholders of the proposed amendment to the Incentive Plan.  In addition, the Company is required to make a cash payment to Mr. Hight in an amount equal to 32% of the fair market value of such restricted shares on the respective vesting dates to defray taxes.

Mr. Hight will also receive, pursuant to the Company’s 2007 Plan, non-qualified stock options to purchase 108,000 shares of the Company’s common stock, with vesting of such options subject to the attainment of the Company’s projected economic profit per share over the three fiscal years ending April 30, 2010.  If the Company attains 115% or 100% of its projected economic profit per share, 108,000 or 90,000 options will vest, respectively.  No options will vest unless the Company attains at least 85% of the applicable fiscal year’s projected economic profit per share; provided, however, “give-backs and claw-backs” will apply to the vesting of the options as described above with respect to Mr. Henderson’s agreement.  The stock option award will be made on the date of the 2007 annual meeting of stockholders, subject to approval by the Company’s stockholders of the 2007 Plan.

Pursuant to the terms of his employment agreement, if the Company terminates Mr. Hight without cause and not in connection with a change in control, Mr. Hight’s base salary will continue to be payable through the term of the employment agreement, Mr. Hight will be paid, within 60 days after termination, the pro rata portion of any bonus earned through the date of termination, and all unvested restricted stock and stock options will immediately vest in full without regard to the achievement of any applicable performance goals.

Jeffrey A. Williams.  Pursuant to his new employment agreement, Mr. Williams agreed to serve as a senior executive officer of the Company’s operating subsidiary for a term ending on April 30, 2010.  Mr. Williams is entitled to an annual salary of $180,000, or such higher annual salary approved by the Company’s board of directors.  Mr. Williams has the right to participate in any operating subsidiary 401(k) profit sharing plan, as well as the medical and life insurance programs offered by the Company’s operating subsidiary.  In addition, Mr. Williams is entitled to earn an annual bonus during the term beginning May 1, 2007 and ending April 30, 2010.  Such bonus will range between $20,000 to $30,000 per fiscal year, be based upon the Company’s “economic profit per share,” and depend on the Company attaining a minimum of 85% of its projected economic profit, in which case a $20,000 bonus would be paid, and will increase ratably up to 115% of our projected economic profit, in which case a $30,000 bonus would be paid.

Mr. Williams will also receive, pursuant to the Company’s 2007 Plan, non-qualified stock options to purchase 72,000 shares of the Company’s common stock, with vesting of such options subject to the attainment of the Company’s projected economic profit per share over the three fiscal years ending April 30, 2010.  If the Company attains 115% or 100% of its projected economic profit per share, 72,000 or 60,000 options will vest, respectively.  No options will vest unless the Company attains at least 85% of the applicable fiscal year’s projected economic profit per share; provided, however, “give-backs and claw-backs” will apply to the vesting of the options as described above with respect to Mr. Henderson’s agreement.  The stock option award will be made on the date of the 2007 annual meeting of stockholders, subject to approval by the Company’s stockholders of the 2007 Plan.

Pursuant to the terms of his employment agreement, if the Company terminates Mr. Williams without cause and not in connection with a change in control, Mr. Williams’ base salary will continue to be payable through the term of the employment agreement, Mr. Williams will be paid, within 60 days after termination, the pro rata portion of any bonus earned through the date of termination, and all unvested restricted stock and stock options will immediately vest in full without regard to the achievement of any applicable performance goals.

Change in Control Provisions. The employment agreements of the Company’s named executive officers contain change in control provisions entitling them, upon the occurrence of certain events, to a portion of their base salary and the immediate vesting of stock options and restricted stock.  Under the terms of the employment agreements, a change in control generally means the following:

•
the acquisition by an individual, entity or group (within the meaning of Section 409A of the Internal Revenue Code (the “Code”)) of ownership of the Company’s stock that, together with stock held by such person, constitutes more than 50% of the total fair market value of total voting power of the Company’s stock;

•
the acquisition by an individual, entity or group (within the meaning of Section 409A of the Code) during the twelve-month period ending on the date of the most recent acquisition by such person of ownership of the Company’s stock possessing 35% or more of the total voting power of the Company’s stock;

•
the replacement of a majority of the members of the Company’s board of directors during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of the appointment or election; or

•
the acquisition by an individual, entity or group (within the meaning of Section 409A of the Code) during the twelve-month period ending on the date of the most recent acquisition by such person of the Company’s assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the Company’s assets immediately prior to such acquisition.

In the event of a change in control while the named executive officer is still employed under his employment agreement, on the date the change in control becomes effective, the Company must pay the named executive officer a lump sum cash payment equal to 2.99 times the “base amount” with respect to his compensation and all unvested restricted stock and stock options previously granted vest in full, without regard to the achievement of any applicable performance goals.  Such payments are referred to as change in control payments.  If, prior to the change in control, the Company terminates the named executive officer without cause in connection with the change in control, then, for purposes of his change in control payments, such named executive officer will be treated as being employed on the date the change in control becomes effective.  If it is determined that any payment made in connection with a change in control or termination thereafter would be subject to excise taxes, the named executive officer will be entitled to receive a one-time additional payment in an amount reasonably determined by an independent accounting firm to be equal to such excise tax.  Payments are payable even if such named executive officer is not eligible for termination benefits under his employment agreement.  In the event of any underpayment of such amount, the amount of such underpayment will be promptly paid by the Company.  In the event of any overpayment, the named executive officer will, at the Company’s direction and expense, take steps as are reasonably necessary to correct such overpayment; provided, however, that the named executive officer will in no event be obligated to return to the Company an amount greater than the net after-tax portion of the overpayment and the applicable provisions of the employment agreement will be interpreted in a manner consistent with the intent of making the named executive officer whole, on an after-tax basis.

If a named executive officer is a “specified employee” within the meaning of Section 409A of the Code, any benefits or payments that constitute a “deferral of compensation” under the Section 409A of the Code, become payable as a result of the named executive officer’s termination for reasons other than death, and become due under the employment agreement during the first six months after termination of employment will be delayed and all such delayed payments will be paid to such named executive officers in full in the seventh month after the date of termination and all subsequent payments will be paid in accordance with their original payment schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.

Date: August 31, 2007	/s/ Jeffrey A. Williams
Jeffrey A. Williams
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)